EXHIBIT 10.28

ADDENDUM B TO EMPLOYMENT AGREEMENT

This addendum is made on November 2, 2003 by and between Quantum Fuel Systems Technologies Worldwide, Inc. (herein “Quantum) and Alan Niedzwiecki (herein “Employee”). For mutual and adequate exchange of consideration, the parties mutually agree to modify Employee’s Employment Agreement of August 1, 2002, as follows:

Section 2 of the above referenced Employment Agreement is hereby modified via incorporating the following additional language.

“2.1 (a) Effective November 2, 2003, Employee’s base salary is increased to $370,000.00 per year.”

/s/ Alan Niedzwiecki	/s/ William Brian Olson
Alan Niedzwiecki	William Brian Olson
Chief Financial Officer

Dated: November 2, 2003
Quantum Fuel Systems
Technologies Worldwide, Inc.

Dated: November 2, 2003